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                                                      Registration No. 333-29579

As filed with the Securities and Exchange Commission on August 25, 1999
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           RENTAL SERVICE CORPORATION
               (Exact name of issuer as specified in its charter)

               Delaware                                  33-0569350
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
            Incorporation)

                      6929 East Greenway Parkway, Suite 200
                            Scottsdale, Arizona 85254
                    (Address of principal executive offices)

                  FIRST AMENDED AND RESTATED EMPLOYEE QUALIFIED
                STOCK PURCHASE PLAN OF RENTAL SERVICE CORPORATION
                              (Full title of Plan)

                               Douglas A. Waugaman
                      President and Chief Operating Officer
                           Rental Service Corporation
                      6929 East Greenway Parkway, Suite 200
                            Scottsdale, Arizona 85254
                                 (480) 905-3300
            (Name, address and telephone number of agent for service)
                     ---------------------------------------

                                   Copies to:
                                Latham & Watkins
                        633 West Fifth Street, Suite 4000
                       Los Angeles, California 90071-2007
                                 (213) 485-1234
                     Attention: Elizabeth A. Blendell, Esq.

                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 858-1000
                     Attention: P. Joseph Campisi, Jr., Esq.
                           --------------------------

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                            WITHDRAWAL OF SECURITIES


         Pursuant to the undertaking contained in Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, Rental Service Corporation, a Delaware corporation (the "Company"), hereby withdraws 176,597 shares of the 250,000 shares of its Common Stock, par value $.01 per share ("Common Stock"), originally registered pursuant to Form S-8 Registration Statement No. 333-29579 for issuance in connection with the First Amended and Restated Employee Qualified Stock Purchase Plan of Rental Service Corporation. On July 29, 1999, Pandion Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Atlas Copco North America Inc., a Delaware corporation, was merged with and into Rental Service Corporation, a Delaware corporation, with Rental Service Corporation continuing as the surviving corporation. As a result of this merger, Rental Service Corporation became, as of July 29, 1999, a wholly owned subsidiary of Atlas Copco North America Inc. The merger occurred subsequent to a tender offer by Pandion Acquisition Corp. for all outstanding shares of common stock of Rental Service Corporation. As a result of the merger, the transfer books of Rental Service Corporation were closed as of July 29, 1999 and trading in the shares on The New York Stock Exchange was suspended by The New York Stock Exchange prior to the opening of the market on July 30, 1999.




                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, and the State of Arizona, on the 24th day of August, 1999.


                                   RENTAL SERVICE CORPORATION


                                   By:       /s/ Douglas A. Waugaman
                                      ---------------------------------------
                                                 Douglas A. Waugaman
                                        President and Chief Operating Officer


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         Pursuant to the requirements of the Securities Act of 1933, this
Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 24th day of August, 1999:

          Signature                                 Title
          ---------                                 -----

                                     President and Chief Operating Officer
 /s/ Douglas A. Waugaman          (Principal Executive Officer and Principal
--------------------------------       Financial and Accounting Officer)
     Douglas A. Waugaman


 /s/ Giulio Mazzalupi
--------------------------------
     Giulio Mazzalupi                               Director


 /s/ Bengt Kvarnback
--------------------------------
     Bengt Kvarnback                                Director



--------------------------------
     Lennart Johansson                              Director


 /s/ Mark Cohen
--------------------------------
     Mark Cohen                                     Director